UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 21, 2025

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

16767 N. Perimeter Drive, Suite 110

Scottsdale, AZ 85260

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our 2025 annual meeting of stockholders was held on May 21, 2025. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election to our Board of Directors of seven nominees for director to serve for the term expiring on the date of the next annual meeting of stockholders in 2026 or until his or her successors are elected and qualified. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Matthew E. Rubel	10,607,634	551,566	24,818	2,064,465
Ronald V. DaVella	10,202,947	956,548	24,523	2,064,465
Suzanne M. Decker	10,711,197	470,899	1,922	2,064,465
Jefferson Gramm	10,715,080	466,620	2,318	2,064,465
Christopher M. Grandpre	10,750,368	430,889	2,761	2,064,465
Abraham Hong	10,742,999	434,657	6,362	2,064,465
Sanjiv Razdan	10,744,887	437,013	2,118	2,064,465

Proposal 2. The approval, on an advisory basis, of the compensation of our named executive officers. In accordance with the results below, the compensation of our named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,660,986	512,258	10,774	2,064,465

Proposal 3. The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025. In accordance with the results below, the appointment of BDO USA, P.C. was ratified.

Votes For	Votes Against	Abstentions
12,740,473	505,563	2,447

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2025

The Joint Corp.

By	/s/ Sanjiv Razdan
Sanjiv Razdan
President and Chief Executive Officer